UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 14, 2013

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, Ahmed Hussein, a member of the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”), notified the other members of the Board via e-mail of his immediate resignation from the Board. Mr. Hussein was not a member of any committee of the Board at the time of his resignation. Under the cumulative voting rules applicable to the Company, Mr. Hussein was able to cumulate his shareholdings to secure a seat on the Board. A copy of Mr. Hussein’s e-mail resignation (“Resignation Email”) is filed as Exhibit 17.1 to this report.

Mr. Hussein’s reasons for his resignation are detailed in his Resignation Email and are consistent with statements Mr. Hussein has made over the last 14 years, including points raised by him in his prior proxy contests with the Company. More specifically, Mr. Hussein’s Resignation Email once again details his dissatisfaction with certain corporate governance matters at the Board level, as well as reasserts that he incurred financial losses due to his reliance on the Company’s past financial projections and forward-looking statements.

The Company disagrees with Mr. Hussein’s characterizations for reasons previously disclosed in detail, most recently in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2012 annual meeting of shareholders.

The Company believes that its governance practices are strong, as evidenced by the Company’s “green” (highest level) governance ranking from the leading shareholder advisory firm, ISS, and as further evidenced by the fact that each of the three leading shareholder advisory firms supported the Company’s directors in the 2012 proxy contest waged by Mr. Hussein. Moreover, the Company believes that all of its remaining directors have consistently and faithfully adhered to their fiduciary duties to the Company and its shareholders.

With respect to the forward-looking statements made by the Company mentioned in the Resignation Email, any statements made on such occasions were made based on Company management’s good faith assessment of the best and most recent information available to it at the time such statements were made. Furthermore, forward looking statements such as future earnings estimates are inherently subject to risks and uncertainties, as was noted in the 2012 proxy statement itself.

The Company believes that it made a good faith attempt to work with Mr. Hussein constructively. The Company believes Mr. Hussein’s resignation will allow the Board to more efficiently perform its duties and focus on value creation for all of our shareholders.

Given Mr. Hussein’s current shareholdings in the Company and the cumulative voting rules applicable to the Company, it is possible that Mr. Hussein could reinstate himself as a director of the Company at a future date.

The Company will provide Mr. Hussein with a copy of the foregoing disclosure in accordance with Item 5.02 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Correspondence from Ahmed Hussein dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013

QUALITY SYSTEMS, INC.

By:	/s/ James J. Sullivan
James J. Sullivan
Executive Vice President, General Counsel and Secretary